SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


                 Date of Report: August 19, 1998
                (Date of earliest event reported)


                         CITIZENS, INC.
     (Exact name of registrant as specified in its charter)


                            COLORADO
                 (State or other jurisdiction of
                         incorporation)



        0-16509                              84-0755371
(Commission File Number)                   (IRS Employer
                                       Identification Number)


 400 East Anderson Lane
     Austin, Texas                             78752
 (Address of principal                       (Zip Code)
   executive offices)

                        (512) 837-7100
                 (Registrant's telephone number)
Item 1.  Changes in Control of Registrant.
     None.

Item 2.  Acquisition or Disposition of Assets.
     None.

Item 3.  Bankruptcy or Receivership.
     None.

Item 4.  Changes in Registrant's Certifying Accountants.

     None.

Item 5.  Other Events.

      On August 20, 1998, Registrant was notified that it was successful in its appeal of the class action certification in the lawsuit (Dwain Kirkham et al. v. American Liberty Life Insurance Company et al., No. 25,954, 2nd Judicial District, Jackson Parish, Louisiana) filed against American Liberty Life Insurance Company ("ALLIC") on August 19, 1996 and against Citizens, Inc. on December 20, 1996. On August 19, 1998, the Louisiana Second Circuit Court of Appeals vacated the class action certification by the trial court, and the case was remanded for further proceedings consistent with the decision of the Court of Appeals.

The lawsuit was filed by four individuals who purchased from ALLIC, prior to August 1, 1986, life insurance policies on their children and grandchildren. In the complaint, plaintiffs allege that the insurance policies were fraudulently misrepresented to be "retirement" plans in which, after six or seven years, additional premiums would be unnecessary and monthly retirement income of varying amounts for unspecified periods of time would be paid to plaintiffs. Plaintiffs also allege other causes of action including breach of contract and are seeking rescission, unspecified damages, interest and attorneys' fees.

      Prior to its recent merger into Registrant's principal subsidiary, Citizens Insurance Company of America, ALLIC was a separate subsidiary of Registrant since its acquisition in September 1995. Registrant and Citizens Insurance Company of America will continue to vigorously defend against the claims of these four plaintiffs. The registrant is unaware of any threatened or pending claims of a similar nature to this litigation.

Item 6.  Resignations of Registrant's Directors.
     None.

Item 7.  Financial Statements and Exhibits.
     None.

Item 8.  Change in Fiscal Year.
     None.

Item 9.  Sales of Equity Securities Pursuant to Regulation S

     None.

                            SIGNATURE


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on Registrant's behalf by the undersigned, duly authorized and empowered officer of the Registrant.

                                      CITIZENS, INC.




                                      By:/s/ Mark A. Oliver
                                         Mark A. Oliver, FLMI
                                         President

Date:  August 20, 1998